UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240. 14a-12

VSEE Health, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT OF VSEE HEALTH, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 30, 2025

On November 24, 2025, VSee Health, Inc. (“VSEE,” “we,” “us,” “our,” and the “Company”) filed a definitive proxy statement (the “Proxy Statement”) and the related proxy card (the “Proxy Card”) relating to the Company’s Annual Meeting of Stockholders originally to be held on Monday, December 15, 2025, which was subsequently postponed to Tuesday, December 30, 2025, via live webcast at the following address: https://www.cstproxy.com/vseehealth/2025 (the “Annual Meeting”).

On December 17, 2025, the Board of Directors of the Company approved an amendment of the Company’s Amended and Restated Bylaws to reduce the quorum needed for stockholder meetings to one-third (33.33%) of the voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy. The quorum requirement was also applied retroactively to the Annual Meeting.

The Company has also engaged D.F. King & Co., Inc. (“DF King”) to act as its proxy advisor and to assist the Company in soliciting proxies related to the proposals set forth in the Proxy Statement and to be voted upon at the Annual Meeting, and at any adjournments or postponements thereof. DF King may solicit proxies personally, electronically or by telephone. The Company has agreed to pay DF King $12,500, plus customary costs and expenses, for these services.

If you have voted by proxy already, your vote will be counted – there is no need to take any further action. If for any reason you wish to revoke your proxy, please follow the instructions in the Proxy Statement for the Annual Meeting.

This document supplements the Proxy Statement for the Annual Meeting, to reflect the new quorum requirement applicable to the Annual Meeting.

Accordingly, the Proxy Statement is hereby supplemented as follows:

●	The following text replaces, in its entirety, the disclosure under the heading “Quorum” on page 2 of the Proxy Statement:

“Quorum

A quorum of our stockholders is necessary to hold a valid meeting. The presence, in person (which includes presence virtually at the Annual Meeting) or by proxy of holders of one-third (33.33%) of the voting power of our outstanding shares of voting stock entitled to vote at the Annual Meeting will constitute a quorum. In the absence of a quorum, the chairperson of the Annual Meeting has the power to adjourn the Annual Meeting. As of the Record Date, shares of outstanding voting stock entitled to vote at the Annual Meeting representing 10,762,250 votes would be required to achieve a quorum.”

●	The following text replaces, in its entirety, the disclosure under the heading “Proxy Solicitation Costs” on page 4 of the Proxy Statement:

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“Proxy Solicitation Costs

We are soliciting proxies on behalf of the Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. We, along with our directors, officers and employees, may also solicit proxies in person, by telephone or by other electronic means. We will bear the cost of the solicitation.

We have also engaged D.F. King & Co., Inc. (“DF King”) to act as our proxy advisor and to assist us in soliciting proxies related to the proposals set forth herein and to be voted upon at the Annual Meeting, and at any adjournments or postponements thereof. DF King may solicit proxies personally, electronically or by telephone. We have agreed to pay DF King $12,500, plus customary costs and expenses, for these services.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.”

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement or the Proxy Card and they continue to be in full force and effect as originally filed and the Board of Directors continues to seek the vote of Company stockholders to be voted on at the Annual Meeting as recommended in the original filing. This supplement to the Proxy Statement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information. This supplement to the Proxy Statement should be read in conjunction with the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote. If you would like to change or revoke your prior vote, please refer to page 1 in the Proxy Statement for instructions on how to do so.

This supplement to the Proxy Statement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting. If you have already voted by Internet or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet or mail) will remain valid and will be voted at the Annual Meeting unless revoked.

December 18, 2025

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